UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2005

GAMETECH INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23401	33-0612983

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada 89521

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (775) 850-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 10.27
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.

     On May 2, 2005, we entered into a letter agreement dated as of April 29, 2005 with James C. Wilson providing for the employment of Mr. Wilson as our Chief Financial Officer, effective May 17, 2005. The letter agreement has a continuous term as Mr. Wilson is considered an “at will” employee subject to termination at any time with or without prior notice from us.

     The letter agreement provides for Mr. Wilson to receive an annual base salary of $185,000. Mr. Wilson’s base salary is subject to review after 90 days of employment and Mr. Wilson will also be eligible to participate in our executive bonus plan.

     As part of his compensation package, we granted to Mr. Wilson options to purchase 100,000 shares of our common stock at an exercise price equal to the closing price of our common stock on May 17, 2005. The options vest in increments of 25,000 shares on each of the first four annual anniversaries following May 17, 2005.

     Under the letter agreement, we will provide Mr. Wilson (i) reimbursement for relocation expenses up to $15,000, including apartment, airfare, rental car, and hotel accommodations; and (ii) the right to participate in any group insurance, medical, dental, vision, disability, pension, retirement, vacation, expense reimbursement, and other plans, programs, or benefits as may from time to time be provided to our other executive employees.

     The letter agreement provides that either we or Mr. Wilson may terminate the agreement at any time. If Mr. Wilson’s employment is terminated unilaterally by us without cause (as defined in the letter agreement), Mr. Wilson will receive his base salary for a period of six months. If Mr. Wilson is terminated for cause, or Mr. Wilson terminates his employment prior to completing one year of service, Mr. Wilson is obligated to reimburse us for all relocation expenses we paid on his behalf and he will receive no further compensation under the letter agreement. In the event of a change of control of our company (as defined in the letter agreement), Mr. Wilson’s stock options will vest immediately.

     The letter agreement is attached hereto as Exhibit 10.27.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     We are appointing James Wilson as our Chief Financial Officer and Treasurer, effective May 17, 2005. Over the past 2 years, Mr. Wilson, 56, has not been engaged in the workforce as a result of illness of a family member. Prior to that, Mr. Wilson served from July 1999 to December 2002 as Senior Vice President and Chief Financial Officer of OrthAlliance, Inc, a public company that provides practice management and consulting services to orthodontic and pediatric practices. From August 1997 to July 1999, Mr. Wilson served as Vice President, Finance and Chief Financial Officer of Interplay Entertainment Corp. a public company that develops, publishes and distributes interactive entertainment software.

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     On May 4, 2005, we issued a press release announcing the appointment of Mr. Wilson as Chief Financial Officer and Treasurer. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number
10.27	Letter Agreement by and between the Registrant and James Wilson, dated as of April 29, 2005.

99.1	Press release from GameTech International, Inc. dated May 4, 2005 titled “GameTech Names James Wilson as Chief Financial Officer”

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2005	GAMETECH INTERNATIONAL, INC.
	By:	/s/ Andrejs K. Bunkse
Andrejs K. Bunkse
Vice President and General Counsel

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EXHIBIT INDEX

Exhibit
Number
10.27	Letter Agreement by and between the Registrant and James Wilson, dated as of April 29, 2005.

99.1	Press release from GameTech International, Inc. dated May 4, 2005 titled “GameTech Names James Wilson as Chief Financial Officer”